Exhibit 99

CONVERGYS NEWS RELEASE

Convergys Announces Fourth Quarter Results

(Cincinnati; February 7, 2012) -— Convergys Corporation (NYSE: CVG), a global leader in relationship management, today announced its financial results for the fourth quarter of 2011.

Fourth Quarter Summary

•	Revenue of $589 million, up three percent compared with prior year;

•	Operating income of $50 million, up five percent compared with prior year adjusted operating income;

•	GAAP EPS of $0.45; non-GAAP EPS from continuing operations of $0.28 with a normalized tax rate of 28 percent, compared with $0.26 in the same period last year;

•	EBITDA of $76 million, up seven percent compared with prior year adjusted EBITDA;

•	Repurchased 4.9 million Convergys shares at average price of $11.95 per share;

•	Free cash flow of $30 million with $422 million cash on balance sheet at quarter end;

•	2012 outlook includes continuing revenue growth and earnings improvement compared with 2011 adjusted results.

“We performed well operationally in the fourth quarter with year-over-year improvement in revenue, operating income and earnings,” said Jeff Fox, president and CEO of Convergys. “Customer Management continued on a profitable growth trajectory as we invested in agent training and global delivery capacity. The Information Management business delivered sequential revenue growth and strong profitability. Based on our confidence in the business, we repurchased $58 million of our stock in the quarter.”

GAAP fourth-quarter 2011 results include tax benefits both from continuing operations and from previously discontinued operations. GAAP fourth-quarter 2010 results include asset impairment, restructuring, pension plan settlement charges, and a non-operating reserve reduction as well as income from the company’s interests in the Cellular Partnerships sold in 2011. To provide clarity into the underlying contribution from continuing operations of the business, reconciliation tables of GAAP to non-GAAP income from continuing operations and adjusted EBITDA are attached.

Revenue – Revenue was $589 million, a three percent increase compared with $573 million in the same period last year.

Operating Income – Operating income was $50 million, a five percent increase compared with $47 million adjusted operating income in the same period last year. Prior year GAAP operating loss was $159 million including $181 million asset impairment, $19 million restructuring, and $6 million pension plan settlement charges.

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) –EBITDA was $76 million, up seven percent compared with adjusted EBITDA of $71 million excluding $10 million equity earnings from the Cellular Partnerships, the operating charges discussed above, and a $2 million non-operating reserve reduction in the same period last year. For the segments, Customer Management EBITDA was $59 million, up 10 percent compared with $54 million adjusted EBITDA in the same period last year. Information Management EBITDA was $18 million compared with $17 million adjusted EBITDA in the same period last year.

Net Income – Adjusted net income from continuing operations was $34 million, or $0.28 per diluted share, with a normalized tax rate of 28 percent. This compared with $32 million, or $0.26 per diluted share, in the same period last year. GAAP net income from continuing operations was $48 million, or $0.40 per diluted share. This compared with a loss of $147 million, or $1.20 per diluted share, including the charges discussed above in the same period last year. GAAP net income from discontinued and continuing operations of $55 million, or $0.45 per diluted share, includes a $6 million tax benefit in discontinued operations related to the HR Management business sold last year.

Summary of Net Income

($ in millions, except per share amounts)	4Q’11	4Q’10
Net income from discontinued and continuing operations	55	(145)
Diluted EPS from discontinued and continuing operations	$0.45	$(1.19)
Net income from continuing operations	48	(147)
Diluted EPS from continuing operations	$0.40	$(1.20)
Adjusted net income from continuing operations	34	32
Adjusted Diluted EPS from continuing operations	$0.28	$0.26

Share Repurchase – Convergys repurchased 4.9 million shares during the fourth quarter at a cost of $58 million. At December 31, 2011, $163 million remained authorized for repurchase.

Free Cash Flow – Free cash flow was $30 million compared with $17 million in the same period last year.

Net Cash (Debt) – Cash and cash equivalents was $422 million, debt maturing in one year was $6 million, and long-term debt was $121 million, yielding net cash of $295 million at December 31, 2011. This compared with net cash of $345 million at September 30, 2011, and net debt of $24 million at the end of last year.

Fourth Quarter Segment Performance

Customer Management – Revenue was $500 million, a seven percent increase compared with $467 million in the same period last year. Operating income was $41 million, a 13 percent increase compared with $37 million adjusted operating income in the same period last year. Operating margin was 8.3 percent, a 40 basis point improvement compared with 7.9 percent adjusted operating margin in the same period last year. GAAP operating loss in the same period last year was $152 million including $181 asset impairment and $7 million restructuring charges.

Information Management – Revenue was $88 million compared with $98 million in the same period last year. Operating income was $14 million compared with $14 million adjusted operating income in the same period last year. Operating margin was 15.6 percent, a 170 basis point improvement compared with 13.9 percent adjusted operating margin in the same period last year. GAAP operating income in the same period last year was $6 million including $8 million of restructuring charges.

Corporate and Other – Operating expense of $6 million primarily reflects long-term incentive compensation costs compared with operating expense of $13 million including pension settlement and restructuring charges and long-term incentive compensation in the same period last year.

2012 Business Outlook

Convergys expects continuing revenue growth and earnings improvement for the full year 2012 compared with 2011 adjusted results, including:

•	Customer Management revenue to exceed $1,960 million, increasing from $1,919 million last year;

•	Information Management revenue of $330 million to $340 million, increasing from $329 million last year;

•	EBITDA of $270 million to $280 million, improving from adjusted EBITDA of $268 last year;

•	Effective tax rate to approximate 25 percent;

•	Diluted shares outstanding to approximate 120 million;

•	EPS of $0.95 to $1.00, improving from adjusted EPS of $0.92 last year.

The company expects first-half 2012 results similar to adjusted results in the same period last year and also expects second-half 2012 results to exceed first-half 2012 results.

To provide a relevant comparison of 2012 guidance with 2011 underlying performance from continuing operations, a table is attached that reconciles 2011 GAAP to 2011 non-GAAP and adjusted EBITDA, excluding equity earnings from the Cellular Partnerships and the impacts of its sale, Finance and Accounting business sale impacts, and certain other tax items.

Forward-Looking Statements Disclosure and “Safe Harbor” Note

This news release contains statements, estimates, or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. In some cases, one can identify forward looking statements by terminology such as “will,” “expect,” “estimate,” “think,” “forecast,” “guidance, “outlook,” “plan,” “lead,” “project” or other comparable terminology. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks include, but are not limited to: (i) the loss of a significant client or significant business from a client; (ii) the future financial performance of major industries that we serve; (iii) our inability to protect personally identifiable data against unauthorized access or unintended release; (iv) our inability to maintain and upgrade our technology and network equipment in a timely manner; (v) international business and political risks, including economic weakness and operational disruption as a result of natural events, political unrest, war, terrorist attacks or other civil disruption; and (vi) those factors contained in our periodic reports filed with the SEC, including in the “Risk Factors” section of our most recent Annual Report on Form 10-K. The forward-looking information in this document is given as of the date of the particular statement and we assume no duty to update this information. Our filings and other important information are also available on the investor relations page of our web site at www.convergys.com

Non-GAAP Financial Measures

This news release contains non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G pursuant to the requirements of this regulation, reconciliations of these non-GAAP measures to their comparable GAAP measures are included in the attached financial tables. Management uses fourth-quarter 2011 net income from continuing operations and diluted earnings per share from continuing operations metrics excluding certain net international tax benefits and discrete items and operating income, and fourth-quarter 2010 net income from continuing operations and diluted earnings per share from continuing operations excluding asset impairment charges, restructuring charges, pension plan settlement charges, a benefit from the reduction of a non-operating reserve, and net contributions from the Company’s investments in the Cellular Partnerships Management to assess the underlying operational performance of the continuing operations of the business for the fourth quarter and to have a basis to compare underlying operating results to prior and future periods. Management also uses 2011 net income from continuing operations and diluted earnings per share from continuing operations metrics excluding the items above as well as the gains from the sales of our investments in the Cellular Partnerships and Finance and Accounting business and other discreet tax items and operating income, and 2010 net income from continuing operations and diluted earnings per share from continuing operations excluding the items above as well as CEO transition costs, and HR Management-related costs that did not qualify for presentation as discontinued operations to assess the underlying operational performance of the continuing operations of the business for the year and to have a basis to compare underlying operating results to prior and future periods.

These charges are relevant in evaluating the overall performance of the business. Limitations associated with the use of these non-GAAP measures include that these measures do not include all of the amounts associated with our results as determined in accordance with GAAP. Management compensates for these limitations by using the non-GAAP measures, operating income, income from continuing operations, net of tax and diluted earnings per share excluding the charges, and the GAAP measures, operating income, income from continuing operations, net of tax and diluted earnings per share, in its evaluation of performance. There is no material purpose for which we use these non-GAAP measures beyond those described above.

The Company presents the non-GAAP financial measures EBITDA and Adjusted EBITDA because management uses these measures to monitor and evaluate the performance of the business and believes the presentation of these measures will enhance the investors’ ability to analyze trends in the business and evaluate the Company’s underlying performance relative to other companies in the industry.

Management uses free cash flow to assess the financial performance of the company. Convergys’ management believes that free cash flow is useful to investors because it relates the operating cash flow of the company to the capital that is spent to continue and improve business operations, such as investment in the company’s existing businesses. Further, free cash flow facilitates management’s ability to strengthen the company’s balance sheet, to repurchase the company’s stock, and to repay the company’s debt obligations. Management also believes the presentation of this measure will enhance the investors’ ability to analyze trends in the business and evaluate the Company’s underlying performance relative to other companies in the industry. Limitations associated with the use of free cash flow include that it does not represent the residual cash flow available for discretionary expenditures as it does not incorporate certain cash payments including payments made on capital lease obligations or cash payments for business acquisitions. Management compensates for these limitations by using both the non-GAAP measure, free cash flow, and the GAAP measure, cash from operating activities, in its evaluation of performance. There is no material purpose for which we use these non-GAAP measures beyond the purposes described above.

These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable

GAAP measures. The non-GAAP financial information that we provide may be different from that provided by our competitors or other companies.

Webcast Presentation:

Convergys will hold its Fourth Quarter Financial Results webcast presentation at 10:00 a.m., Eastern time, Tuesday, February 7. It will feature President and CEO Jeff Fox and CFO Earl Shanks. The webcast presentation will take place live and will then be available for replay at this link - http://tinyurl.com/6wkywj6 . This link will replay the webcast presentation through March 6th. You may also access the webcast or the recording via the Convergys website, www.convergys.com. Click “Company,” then “Investor Relations,” then “Events and Webcasts.”

Supporting Resources:

Follow us on Twitter , Facebook , and YouTube

About Convergys

Convergys Corporation (NYSE: CVG) is a global leader in relationship management. We provide solutions that drive more value from the relationships our clients have with their customers. Convergys turns these everyday interactions into a source of profit and strategic advantage for our clients.

For more than 30 years, our unique combination of domain expertise, operational excellence, and innovative technologies has delivered process improvement and actionable business insight to marquee clients all over the world.

Convergys has approximately 70,000 employees in 69 customer contact centers and other facilities in the United States, Canada, Latin America, Europe, the Middle East, Africa, and Asia, and our global headquarters in Cincinnati, Ohio. For more information, visit www.convergys.com

(Convergys and the Convergys logo are registered trademarks of Convergys Corporation.)

Contacts:

David Stein, Investor Relations

+1 513 723 7768 or investor@convergys.com

Jeff Hazel, Public/Media Relations

+1 513 723 7153 or jeff.hazel@convergys.com

CONVERGYS CORPORATION

Reconciliation of GAAP results from Continuing Operations to

Non-GAAP metrics for Comparison to 2012 Guidance

(In Millions Except Per Share Amounts)

	2011
	Q1	Q2	Q3	Q4	YTD
Net Income from Continuing Operations under U.S GAAP	$34.9	$31.7	$213.7	$48.0	$328.3
Income from Cellular Partnerships, net of tax of $10.2 and $10.0, net of tax	(6.6)	(6.5)	—	—	(13.1)
Gain on sale of interests in Cellular Partnerships of $265.0, net of tax	—	—	(171.8)	—	(171.8)
Gain on sale of F&A business of $7.0, net of tax	(4.3)	—	—	—	(4.3)
Impact of normalization of effective tax rate for discrete and other items	—	—	(11.3)	(14.2)	(25.5)

Adjusted Net Income from Continuing Operations (a non-GAAP measure)	$23.9	$25.2	$30.6	$33.8	$113.5

Earnings Per Share from Continuing Operations under U.S. GAAP	$0.28	$0.26	$1.75	$0.40	$2.67
Net impact of items above per adjusted diluted share	(0.09)	(0.05)	(1.50)	(0.12)	(1.75)

Adjusted Earnings Per Share from Continuing Operations (a non-GAAP measure)	$0.19	$0.20	$0.25	$0.28	$0.92

Net Income from Continuing Operations under U.S. GAAP	$34.9	$31.7	$213.7	$48.0	$328.3
Depreciation and Amortization	23.5	23.6	24.0	25.4	96.5
Interest expense	4.6	4.3	3.6	3.6	16.1
Income tax expense	15.3	12.3	92.4	(1.1)	118.9

EBITDA	$78.3	$71.9	$333.7	$75.9	$559.8
Income from Cellular Partnerships	(10.2)	(10.0)	—	—	(20.2)
Gain on sale of interests in Cellular Partnerships	—	—	(265.0)	—	(265.0)
Gain on sale of F&A business	(7.0)	—	—	—	(7.0)

Adjusted EBITDA	$61.1	$61.9	$68.7	$75.9	$267.6

CONVERGYS CORPORATION

Consolidated Statements of Income

(Unaudited)

	For the Three Months			For the Twelve Months
	Ended Dec 31,		%	Ended Dec 31,		%
(In millions except per share amounts)	2011	2010	Change	2011	2010	Change
Revenues	$588.9	$573.2	3	$2,262.0	$2,203.4	3
Costs and Expenses:
Cost of Providing Services and Products Sold	370.7	358.4	3	1,420.5	1,340.9	6
Selling, General and Administrative	131.9	135.5	(3)	527.4	575.7	(8)
Research and Development Costs	11.2	13.9	(19)	49.3	56.2	(12)
Depreciation	23.0	21.9	5	86.9	97.3	(11)
Amortization	2.4	2.5	(4)	9.6	10.1	(5)
Restructuring Charges	—	19.1	(100)	—	36.7	(100)
Asset Impairment	—	181.1	(100)	—	181.1	(100)

Total Costs and Expenses	539.2	732.4	(26)	2,093.7	2,298.0	(9)

Operating Income (Loss)	49.7	(159.2)	NM	168.3	(94.6)	NM
Earnings and Gain from Cellular Partnerships, net	—	10.3	(100)	285.2	47.2	NM
Other Income, net	0.8	1.0	(20)	9.8	8.9	10
Interest Expense	(3.6)	(4.3)	(16)	(16.1)	(19.5)	(17)

Income (Loss) Before Income Taxes and Discontinued Operations	46.9	(152.2)	NM	447.2	(58.0)	NM
Income Tax (Benefit) Expense	(1.1)	(5.7)	(81)	118.9	16.7	NM

Income (Loss) from Continuing Operations, net of tax	48.0	(146.5)	NM	328.3	(74.7)	NM
Income from Discontinued Operations, net of tax	6.5	1.8	NM	6.5	21.5	(70)

Net Income (Loss)	$54.5	$(144.7)	NM	$334.8	$(53.2)	NM

Basic Earnings (Loss) Per Common Share
Continuing Operations	$0.41	$(1.20)	NM	$2.73	$(0.61)	NM
Discontinued Operations	$0.06	$0.01	NM	$0.06	$0.18	(63)

Net Basic Earnings (Loss) Per Common Share	$0.47	$(1.19)	NM	$2.79	$(0.43)	NM

Diluted Earnings (Loss) Per Common Share
Continuing Operations	$0.40	$(1.20)	NM	$2.67	$(0.61)	NM
Discontinued Operations	$0.05	$0.01	NM	$0.05	$0.18	(70)

Net Diluted Earnings (Loss) Per Common Share	$0.45	$(1.19)	NM	$2.72	$(0.43)	NM

Weighted Average Common Shares Outstanding
Basic	117.9	121.9		120.2	123.1
Diluted	120.6	121.9		122.9	123.1
Market Price Per Share
High	$13.02	$13.50		$15.00	$13.78
Low	$8.49	$10.53		$8.49	$9.50
Close	$12.77	$13.17		$12.77	$13.17

CONVERGYS CORPORATION

Segment Revenues and Operating Income

(Unaudited)

	For the Three Months			For the Twelve Months
	Ended Dec 31,		%	Ended Dec 31,		%
(In millions)	2011	2010	Change	2011	2010	Change
Revenues:
Customer Management	$499.8	$466.7	7	$1,918.8	$1,839.3	4
Information Management	88.4	97.8	(10)	328.8	340.1	(3)
Corporate	0.7	8.7	(92)	14.4	24.0	(40)

Revenue	$588.9	$573.2	3	$2,262.0	$2,203.4	3

Operating Income (Loss):
Customer Management	$41.4	$(151.6)	NM	$149.9	$(78.5)	NM
Information Management	13.8	5.6	NM	37.2	33.2	12
Corporate and Other
HR Management costs not qualified as Discontinued Operations	—	—	NM	—	(9.1)	(100)
CEO transition costs	—	—	NM	—	(7.6)	(100)
Restructuring and related charges	—	(3.8)	(100)	(0.2)	(10.3)	(98)
Pension settlement charges	—	(6.4)	(100)	—	(6.4)	(100)
Post-retirement benefit curtailment	0.8	—	NM	2.3	—	NM
Other	(6.3)	(3.0)	NM	(20.9)	(15.9)	31

	(5.5)	(13.2)	(58)	(18.8)	(49.3)	(62)

Operating Income (Loss)	$49.7	$(159.2)	NM	$168.3	$(94.6)	NM

CONVERGYS CORPORATION

Consolidated Balance Sheets

	(Unaudited)
	Dec. 31,	Dec. 31,
(In millions)	2011	2010
Assets

Cash and Cash Equivalents	$421.8	$186.1
Receivables - Net	383.0	371.6
Other Current Assets	148.2	136.0
Current Assets - Held for Sale	—	11.8
Property and Equipment - Net	365.4	347.6
Other Assets	1,009.4	1,072.2

Total Assets	$2,327.8	$2,125.3

Liabilities and Shareholders’ Equity
Debt Maturing in One Year	$6.2	$91.0
Other Current Liabilities	380.9	380.2
Other Liabilities	408.2	350.7
Long-Term Debt	121.0	119.3
Common Shareholders’ Equity	1,411.5	1,184.1

Total Liabilities and Shareholders’ Equity	$2,327.8	$2,125.3

CONVERGYS CORPORATION

Summarized Statements of Cash Flows

(Unaudited)

	For the Three Months				For the Twelve Months
	Ended Dec 31,				Ended Dec 31,
(In millions)	2011		2010		2011		2010
Net cash provided by operating activities	$61.6		$34.3		$196.6		$194.2
Net cash (used in) provided by investing activities	(54.0	)(a)	(21.7	)(a)	222.1	(b)	0.7 (b)
Net cash (used in) provided by financing activities	(58.3)		18.8		(183.0)		(340.5)

Net (decrease) increase in cash	$(50.7)		$31.4		$235.7		$(145.6)

(a)	Includes $31.3 and $17.5 of capital expenditures, net of proceeds for disposals, for the three months ended December 31, 2011 and 2010, respectively.
(b)	Includes $88.3 and $66.3 of capital expenditures, net of proceeds for disposals, for the twelve months ended December 31, 2011 and 2010, respectively.

CONVERGYS CORPORATION

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow

(Unaudited)

	For the Three Months Ended Dec 31,		For the Twelve Months Ended Dec 31,
(In millions)	2011	2010	2011	2010
Net cash provided by operating activities	$61.6	$34.3	$196.6	$194.2

Capital expenditures, net	(31.3)	(17.5)	(88.3)	(66.3)

Free cash flow (a non-GAAP measure)	$30.3	$16.8	$108.3	$127.9

Management uses free cash flow to assess the financial performance of the Company. Convergys’ Management believes that free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations, such as investment in the Company’s existing businesses. Further, free cash flow facilitates Management’s ability to strengthen the Company’s balance sheet, to repay the Company’s debt obligations and to repurchase the Company’s common shares. Management also believes the presentation of these measures will enhance the investors’ ability to analyze trends in the business and evaluate the Company’s underlying performance relative to other companies in the industry.

Limitations associated with the use of free cash flow include that they do not represent the residual cash flow available for discretionary expenditures as they do not incorporate certain cash payments including payments made on capital lease obligations or cash payments for business acquisitions. Management compensates for these limitations by using both the non-GAAP measure, free cash flow, and the GAAP measure, cash from operating activities, in its evaluation of performance. There are no material purposes for which we use these non-GAAP measures beyond the purposes described above. These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures.

CONVERGYS CORPORATION

Reconciliation of Net Income from Continuing Operations to Adjusted EBITDA

(Unaudited)

	For the Three Months Ended Dec 31,		For the Twelve Months Ended Dec 31,
(In millions)	2011	2010	2011	2010
Income from Continuing Operations, net of tax	$48.0	$(146.5)	$328.3	$(74.7)
Depreciation and Amortization	25.4	24.4	96.5	107.4
Interest expense	3.6	4.3	16.1	19.5
Income tax (benefit) expense	(1.1)	(5.7)	118.9	16.7

EBITDA (a non-GAAP measure)	75.9	(123.5)	559.8	68.9

Gain on sale of interests in Cellular Partnerships, net	—	—	(265.0)	—

EBITDA excluding the gain on sale of interests in Cellular Partnerships (a non-GAAP measure)	75.9	(123.5)	294.8	68.9

Asset impairment charges	—	181.1	—	181.1
Earnings from interests in Cellular Partnerships in 2H ‘10	—	(10.3)	—	(22.2)
Gain on sale of F&A line of business	—	—	(7.0)	—
Restructuring	—	19.1	—	36.7
HR Management costs not qualifying as Discontinued Operations	—	—	—	9.1
CEO transition costs	—	—	—	7.6
Pension plan settlement charges	—	6.4	—	6.4
Non-operating reserve reduction	—	(1.9)	—	(14.9)

Adjusted EBITDA (a non-GAAP measure)	75.9	70.9	287.8	272.7

Earnings from interests in Cellular Partnerships in 1H 2011 and 1H 2010	—	—	(20.2)	(25.0)

Adjusted EBITDA excluding earnings from Cellular Partnerships (a non-GAAP measure)	$75.9	$70.9	$267.6	$247.7

The Company presents the non-GAAP financial measures EBITDA, EBITDA excluding the gain on the sale of interests in Cellular Partnerships and Adjusted EBITDA because management uses these measures to monitor and evaluate the performance of the business and believes the presentation of these measures will enhance the investors’ ability to analyze trends in the business and evaluate the Company’s underlying performance relative to other companies in the industry.

These non-GAAP measures should not be considered in isolation or as a substitute for income from continuing operations, net of tax or other income statement data prepared in accordance with GAAP and our presentation of these measures may not be comparable to similarly-titled measures used by other companies. Management uses both these non-GAAP measures and the GAAP measure, income from continuing operations, net of tax, in evaluation of its underlying performance. There are no material purposes for which we use these non-GAAP measures beyond the purposes described above. These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures.

CONVERGYS CORPORATION

Quarterly Reconciliation of GAAP EPS from Continuing Operations to non-GAAP EPS from Continuing Operations

(In Millions Except Per Share Amounts)

	For the Three Months Ended Dec 31,
	2011	2010
Operating income (loss) as reported under U.S. GAAP	$49.7	$(159.2)
Restructuring (a)	—	19.1
Pension plan settlement charges (b)	—	6.4
Asset impairment (c)	—	181.1

Total charges	—	206.6

Adjusted operating income (a non-GAAP measure)	$49.7	$47.4

Income (loss) from continuing operations, net of tax, as reported under U.S. GAAP	$48.0	$(146.5)
Total operating charges of $206.6 from above, net of tax	—	186.6
Earnings from investment in Cellular Partnerships of $10.3, net of tax (d)	—	(6.7)
Non-operating reserve reduction of $1.9, net of tax (e)	—	(1.2)
Adjustment of tax to normalized rate (f)	(14.2)	—

Adjusted income from continuing operations, net of tax (a non-GAAP measure)	$33.8	$32.2

Diluted EPS from continuing operations as reported under U.S. GAAP	$0.40	$(1.20)
Impact of net charges included in income from continuing operations, net of tax	(0.12)	1.46

Adjusted diluted EPS from continuing operations (a non-GAAP measure)	$0.28	$0.26

(a)	Fourth quarter 2010 includes $19.1 of restructuring charges, comprised of $11.6 of severance related charges and $7.5 of facility related charges.
(b)	During the fourth quarter of 2010, the Company recorded a pension settlement charge of $6.8 and SERP curtailment benefit of $0.4, largely due to elevated payouts and changes to the composition of the underlying benefit recipient group as a result of ongoing efforts to streamline the business.
(c)	Iin 2010 the Company recorded an impairment charge of $166.5 for the goodwill of the Customer Interaction Technology reporting unit (formerly referred to as the Relationship Technology Management reporting unit). In addition, as the result of a decision to monetize certain assets of the Customer Interaction Technology reporting unit, these assets were reclassified to Held for Sale and the Company recorded an impairment charge of $14.6 to reduce the carrying value to estimated fair value less cost to sell.
(d)	In July 2011, Convergys completed the sale of its 33.8% interest in the Cincinnati SMSA Limited Partnership and its 45.0% interest in Cincinnati SMSA Tower Holdings LLC (together the Cellular Partnerships) for $320. The Company recognized a pre-tax gain on the sale of these investments of $265 in the third quarter of 2011. In addition, upon completion of the sale, the Company will no longer report ongoing income from this investment. For comparability, we are excluding the impact of $10.3 of earnings from the investment in the Cellular Partnerships, net of tax for the three months ended December 31, 2010.
(e)	In the first quarter of 2010, a reduction in a previously established non-operating reserve resulted in a positive impact to earnings of $13.0. The Company reduced an additional non-operating accrual in the fourth quarter of 2010 with a positive impact to earnings of $1.9.
(f)	In the fourth quarter of 2011, the Company recognized net tax benefits from international transactions, including certain discrete items. At a normalized tax rate for 2011 of 28.0%, the Company would have recognized tax expense in excess of the expense reported under U.S. GAAP.

Management uses operating income excluding the above items to assess the underlying operational performance of the continuing operations of the business for the year and to have a basis to compare underlying operating results to prior and future periods. These charges and credits are relevant in evaluating the overall performance of the business.

Limitations associated with the use of these non-GAAP measures include that these measures do not include all of the amounts associated with our results as determined in accordance with GAAP. Management compensates for these limitations by using the non-GAAP measures, operating income, income from continuing operations, net of tax and diluted earnings per share excluding the charges, and the GAAP measures, operating income, income from continuing operations, net of tax and diluted earnings per share, in its evaluation of performance. There are no material purposes for which we use these non-GAAP measures beyond those described above.

CONVERGYS CORPORATION

Reconciliation of GAAP EPS from Continuing Operations to non-GAAP EPS from Continuing Operations

(In Millions Except Per Share Amounts)

	For the Twelve Months Ended Dec 31,
	2011	2010
Operating income (loss) as reported under U.S. GAAP	$168.3	$(94.6)
Restructuring (a)	—	36.7
Pension plan settlement charges (b)	—	6.4
CEO transition costs (c)	—	7.6
Asset impairment (d)	—	181.1
HR Management costs not qualifying as Discontinued Operations (e)	—	9.1

Total charges	—	240.9

Adjusted operating income (a non-GAAP measure)	$168.3	$146.3

Income (loss) from continuing operations, net of tax, as reported under U.S. GAAP	$328.3	$(74.7)
Gain on sale of interests in Cellular Partnerships of $265.0, net of tax	(171.8)	—

Income (loss) from continuing operations excluding the Gain on Sale of Interests in Cellular Partnerships, net of tax (a non-GAAP measure)	$156.5	$(74.7)

Total operating charges of $240.9 from above, net of tax	—	209.2
Gain on sale of F&A line of business of $7.0, net of tax (f)	(4.3)	—
Earnings from investments in Cellular Partnerships of $22.2, net of tax (g)	—	(14.4)
Non-operating reserve reduction of $14.9, net of tax (h)	—	(9.3)
Adjustment of tax to normalized rate (i)	(25.5)	—

Adjusted income from continuing operations, net of tax (a non-GAAP measure)	$126.7	$110.8

Earnings from investments in Cellular Partnerships of $20.2 for 1H ‘11 and $25.0 for 1H ‘10, net of tax (g)	(13.1)	(16.3)

Adjusted income from continuing operations excluding income from Cellular Partnerships, net of tax (a non-GAAP measure)	$113.6	$94.5

Diluted EPS from continuing operations as reported under U.S. GAAP	$2.67	$(0.61)
Impact of gain on sale of interests in Cellular Partnerships, net of tax	(1.40)	—

Diluted EPS from continuing operations excluding the Gain on Sale of Interests in Cellular Partnerships, net of tax (a non-GAAP measure)	$1.27	$(0.61)

Net impact of all other charges (j)	(0.24)	1.49

Adjusted diluted EPS from continuing operations (a non-GAAP measure)	$1.03	$0.88

Net impact of earnings from investments in Cellular Partnerships for 1H 2011 and 1H 2010 (g)	(0.11)	(0.13)

Adjusted diluted EPS from continuing operations excluding earnings from Cellular Partnerships (a non-GAAP measure)	$0.92	$0.75

(a)	Year to date 2010 results include $36.7 of restructuring charges to streamline operations across the businesses and shift capacity to reflect future revenue growth, including $22.6 within Customer Management and $8.0 within Information Management to align costs to future revenue, and $6.1 within Corporate and Other largely to reduce headcount.
(b)	During the fourth quarter of 2010, the Company recorded a pension settlement charge of $6.8 and SERP curtailment benefit of $0.4, largely due to elevated payouts and changes to the composition of the underlying benefit recipient group as a result of ongoing efforts to streamline the business.
(c)	On February 10, 2010, the Company announced the termination of David F. Dougherty’s role as President and Chief Executive Officer of the Company and the appointment of Jeffrey H. Fox to these roles. The Company recognized expense of $7.6 during 2010 related to this transition.

(d)	In 2010 the Company recorded an impairment charge of $166.5 for the goodwill of the Customer Interaction Technology reporting unit (formerly referred to as the Relationship Technology Management reporting unit). In addition, as the result of a decision to monetize certain assets of the Customer Interaction Technology reporting unit, these assets were reclassified to Held for Sale and the Company recorded an impairment charge of $14.6 to reduce the carrying value to estimated fair value less cost to sell.
(e)	In March 2010, the Company signed a definitive agreement to sell the HR Management business and substantially completed the sale in June 2010. The results of operations met the criteria for presentation as discontinued operations; however, certain costs previously allocated to the HR Management segment did not qualify for discontinued operations accounting treatment and are required to be reported as costs within continuing operations. The Company reported $9.1 of these costs which previously would have been presented within the HR Management segment within continuing operations for the nine months ended September 30, 2010.
(f)	In the first quarter of 2011, the Company completed the sale of the Finance and Accounting outsourcing line of business for approximately $10, resulting in a pre-tax gain of $7.0 and an after tax gain of $4.3.
(g)	In July 2011, Convergys completed the sale of its 33.8% interest in the Cincinnati SMSA Limited Partnership and its 45.0% interest in Cincinnati SMSA Tower Holdings LLC (together the Cellular Partnerships) for $320. The Company recognized a pre-tax gain on the sale of these investments of $265 in the third quarter of 2011. In addition, upon completion of the sale, the Company will no longer report ongoing income from this investment. For comparability, we are excluding the impact of our earnings from investment in the Cellular Partnerships, net of tax for the second half of 2010. In addition, we then further exclude these earnings from the first half of 2010 and 2011 to establish a basis for comparison in 2012.
(h)	In the first quarter of 2010, a reduction in a previously established non-operating reserve resulted in a positive impact to earnings of $13.0. The Company reduced an additional non-operating accrual in the fourth quarter of 2010 with a positive impact to earnings of $1.9.
(i)	During the third and fourth quarters of 2011, the Company recognized net tax benefits from international transactions, including certain discrete items. At a normalized tax rate for 2011 of 28.0% for those periods, the Company would have recognized tax expense in excess of the expense reported under U.S. GAAP as shown above.
(j)	Net charges on a per share basis includes an adjustment to Diluted EPS utilizing diluted shares outstanding of 125.5 for the twelve months ending December 31, 2010. Given that the Company recorded a loss from continuing operations under U.S. GAAP, shares outstanding utilized to calculate diluted EPS from continuing operations are equivalent to basis shares outstanding. Shares outstanding utilized to calculate Adjusted diluted EPS from continuing operations reflect the number of shares the Company would have reported if reporting net income from continuing operations under U.S. GAAP.

Management uses operating income, income from continuing operations, net of tax and earnings per share data excluding the items above to assess the underlying operational performance of the continuing operations of the business for the year and to have a basis to compare underlying operating results to prior and future periods. These charges and credits are relevant in evaluating the overall performance of the business.

Limitations associated with the use of these non-GAAP measures include that these measures do not include all of the amounts associated with our results as determined in accordance with GAAP. Management compensates for these limitations by using the non-GAAP measures, operating income, income from continuing operations, net of tax and diluted earnings per share excluding the charges, and the GAAP measures, operating income, income from continuing operations, net of tax and diluted earnings per share, in its evaluation of performance. There are no material purposes for which we use these non-GAAP measures beyond those described above.

CONVERGYS CORPORATION

Customer Management—Operating Segment Data

(Unaudited)

	For the Three Months Ended Dec 31,		%	For the Twelve Months Ended Dec 31,		%
(In millions)	2011	2010	Change	2011	2010	Change
Revenues:
Communications	$303.5	270.2	12	$1,147.6	$1,053.8	9
Technology	41.6	37.7	10	170.0	147.5	15
Financial Services	46.6	59.9	(22)	208.0	241.5	(14)
Other	108.1	98.9	9	393.2	396.5	(1)

Total Customer Management Revenues	499.8	466.7	7	1,918.8	1,839.3	4
Costs and Expenses:
Cost of Providing Services and Products Sold	324.3	297.9	9	1,232.9	1,142.1	8
Selling, General and Administrative	113.4	111.5	2	453.3	480.6	(6)
Research and Development Costs	3.1	3.6	(14)	14.0	18.0	(22)
Depreciation	15.8	14.9	6	60.3	65.7	(8)
Amortization	1.8	2.0	(10)	7.4	7.7	(4)
Restructuring Charges	—	7.3	(100)	1.0	22.6	(96)
Asset Impairments	—	181.1	(100)	—	181.1	(100)

Total Costs and Expenses	458.4	618.3	(26)	1,768.9	1,917.8	(8)

Operating Income (Loss) as reported under U.S. GAAP	$41.4	$(151.6)	NM	$149.9	$(78.5)	NM

Asset impairments	—	181.1		—	181.1
Restructuring charges	—	7.3		1.0	22.6

Adjusted operating income (a non-GAAP measure)	$41.4	$36.8	13	$150.9	$125.2	21

Operating Income as reported under U.S. GAAP	$41.4	$(151.6)		$149.9	$(78.5)
Depreciation	15.8	14.9		60.3	65.7
Amortization	1.8	2.0		7.4	7.7

EBITDA (a non-GAAP measure)	$59.0	$(134.7)	NM	$217.6	$(5.1)	NM

Asset impairments	—	181.1		—	181.1
Restructuring charges	—	7.3		1.0	22.6

Adjusted EBITDA (a non-GAAP measure)	$59.0	$53.7	10	$218.6	$198.6	10

Operating Margin	8.3%	NM		7.8%	NM
Adjusted Operating Margin (a non-GAAP measure)	8.3%	7.9%		7.9%	6.8%
EBITDA Margin (a non-GAAP measure)	11.8%	NM		11.3%	-0.3%
Adjusted EBITDA Margin (a non-GAAP measure)	11.8%	11.5%		11.4%	10.8%

Results for the three and twelve months ended December 31, 2011 include $0 and $1.0 of severance related restructuring charges, respectively, primarily to reduce headcount. Results for the three and twelve months ended December 31, 2010 include $7.3 and $22.6 of restructuring charges, respectively.

In 2010 the Company recorded an impairment charge of $166.5 for the goodwill of the Customer Interaction Technology reporting unit (formerly referred to as the Relationship Technology Management reporting unit). In addition, as the result of a decision to monetize certain assets in the Customer Interaction Technology reporting unit, these assets were classified as Held for Sale and the Company recorded an impairment charge of $14.6 to reduce the carrying value to the estimated fair value less cost to sell.

The Company uses Customer Management operating income excluding the restructuring and asset impairment charges to assess the current operational performance of the business for the year and to have a basis to compare results to prior and future periods. The charges are relevant in evaluating the overall performance of the business. Limitations associated with the use of the non-GAAP measure include that this measure does not include all of the amounts associated with our results as determined in accordance with GAAP. Management compensates for these limitations by using the non-GAAP measure, operating income excluding the charges, and the GAAP measure, operating income, in its evaluation of performance. There are no material purposes for which we use this non-GAAP measure beyond those described above.

The Company presents the non-GAAP financial measures EBITDA and Adjusted EBITDA because management uses these measures to monitor and evaluate the performance of the business and believes the presentation of these measures will enhance the investors’ ability to analyze trends in the business and evaluate the Company’s underlying performance relative to other companies in the industry.

On a segment basis, Operating Income is the most closely related GAAP measure to the non-GAAP measures EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for operating income or other income statement data prepared in accordance with GAAP and our presentation of EBITDA and Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies. Management uses the non-GAAP measures, EBITDA and Adjusted EBITDA, and the GAAP measure, operating income, in evaluation of the segment’s underlying performance. There are no material purposes for which we use these non-GAAP measures beyond the purposes described above. These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures.

CONVERGYS CORPORATION

Information Management—Operating Segment Data

(Unaudited)

	For the Three Months Ended Dec 31,		%	For the Twelve Months Ended Dec 31,		%
(In millions)	2011	2010	Change	2011	2010	Change
Revenues:
Data Processing	$11.3	15.2	(26)	$48.1	$63.9	(25)
Professional and Consulting	46.6	41.3	13	148.2	131.5	13
License and Other	30.5	41.3	(26)	132.5	144.7	(8)

Total Information Management Revenues	88.4	97.8	(10)	328.8	340.1	(3)
Costs and Expenses:
Cost of Providing Services and Products Sold	46.3	52.9	(12)	176.8	178.5	(1)
Selling, General and Administrative	15.8	17.3	(9)	64.6	65.5	(1)
Research and Development Costs	8.0	10.3	(22)	35.3	38.1	(7)
Depreciation	4.0	3.2	25	13.9	14.3	(3)
Amortization	0.5	0.5	0	2.2	2.5	(12)
Restructuring Charges	—	8.0	(100)	(1.2)	8.0	NM

Total Costs and Expenses	74.6	92.2	(19)	291.6	306.9	(5)

Operating Income as reported under U.S. GAAP	$13.8	$5.6	NM	$37.2	$33.2	12

Restructuring charges	—	8.0	(100)	(1.2)	8.0	NM

Adjusted operating income (a non-GAAP measure)	$13.8	$13.6	1	$36.0	$41.2	(13)

Operating Income as reported under U.S. GAAP	$13.8	$5.6		$37.2	$33.2
Depreciation	4.0	3.2		13.9	14.3
Amortization	0.5	0.5		2.2	2.5

EBITDA (a non-GAAP measure)	$18.3	$9.3	97	$53.3	$50.0	7

Restructuring charges	—	8.0		(1.2)	8.0

Adjusted EBITDA (a non-GAAP measure)	$18.3	$17.3	6	$52.1	$58.0	(10)

Operating Margin	15.6%	5.7%		11.3%	9.8%
Adjusted Operating Margin (a non-GAAP measure)	15.6%	13.9%		10.9%	12.1%
EBITDA Margin (a non-GAAP measure)	20.7%	9.5%		16.2%	14.7%
Adjusted EBITDA Margin (a non-GAAP measure)	20.7%	17.7%		15.8%	17.1%

Results for the twelve months ended December 31, 2011 include a $1.2 restructuring benefit comprised of a $2.8 facility related benefit partially offset by $1.6 of severance related costs primarily to reduce headcount and align resources to future business needs. Based upon early termination and settlement of a lease for a previously abandoned facility during the third quarter of 2011 and review of remaining reserves for other facilities, the Company record a net benefit of $2.8 to reduce the remaining reserves. Results for the three and twelve months ended December 31, 2010 include $8.0 of restructuring charges.

The Company uses Information Management operating income excluding the restructuring charges to assess the current operational performance of the business for the year and to have a basis to compare results to prior and future periods. The charges are relevant in evaluating the overall performance of the business. Limitations associated with the use of the non-GAAP measure include that this measure does not include all of the amounts associated with our results as determined in accordance with GAAP. Management compensates for these limitations by using the non-GAAP measure, operating income excluding the charges, and the GAAP measure, operating income, in its evaluation of performance. There are no material purposes for which we use this non-GAAP measure beyond those described above.

The Company presents the non-GAAP financial measures EBITDA and Adjusted EBITDA because management uses these measures to monitor and evaluate the performance of the business and believes the presentation of these measures will enhance the investors’ ability to analyze trends in the business and evaluate the Company’s underlying performance relative to other companies in the industry.

On a segment basis, Operating Income is the most closely related GAAP measure to the non-GAAP measures EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for operating income or other income statement data prepared in accordance with GAAP and our presentation of EBITDA and Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies. Management uses the non-GAAP measures, EBITDA and Adjusted EBITDA, and the GAAP measure, operating income, in evaluation of the segment’s underlying performance. There are no material purposes for which we use these non-GAAP measures beyond the purposes described above. These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures.